The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc.  Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof.  Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement.  Such information supersedes the information in all prior collateral term sheets, if any.

Deal	DSLA 05-AR1
Date	2/1/2005
Deal Size	1,105,235,200.35
Other DEAL INFO
Lead
Originator[s]	Downey
Servicer[s]
Raters
POOL SUMMARY DATA
Agency Conforming	49.89%
Non Conforming	50.11%
Prefunding (if any)
No of Loans	3,417
Average Loan Size	323,824.26
WAC	4.395
WA LTV	71.96
% First Lien	100.00%
% Owner Occ	93.80%
% Purchase	21.10%
% Cash out	55.97%
% Full Doc	4.61%
% Alternate Doc	6.41%
% Express	10.46%
% Lite Doc	78.52%
WA FICO	702
FICO Range	614	817
Mortgage Indices
Floating Rate Mortgages	100.00%
Fixed Rate	0.00%
2/28 Float	0.00%
3/27 Float	0.00%
5/25 Float	0.00%
IO Mortgages	0.00%
LOAN SIZE
Loans < 100k	0.47%
Loans < 75k	0.10%
Loans > 350k	53.36%
Loans > 500k	22.31%
Loans > 750k	4.23%
Income Strats
Average DTI
DTI 40-45%
DTI 45-50%
DTI 50-55%
DTI > 55%
GEOGRAPHIC
California	86.46%
North California
South California
Florida	0.00%
Illinois	1.18%
Michigan	0.00%

Deal	DSLA 05-AR1
Texas	0.00%
Colorado	0.40%
New York	1.23%
New Jersey	1.92%
Virginia	0.14%
Washington	1.13%
Mass	0.94%
Property Type
Single Prop	73.06%
PUD	18.19%
2-4 Family	0.00%
Condo	8.75%
MH	0.00%
FICO
Fico < 600	0.00%
Fico < 580	0.00%
Fico < 560	0.00%
Below 520	0.00%
521 - 540	0.00%
541 - 560	0.00%
561 - 580	0.00%
581 - 600	0.00%
601- 620	0.25%
621 - 640	9.10%
641 - 660	13.71%
661 - 680	14.71%
681 - 700	13.80%
701-720	12.67%
721 - 740	11.73%
Above 740	24.04%
LTV
<=50	6.20%
50.01-55	2.81%
55.01-60	5.41%
60.01-65	7.00
65.01-70	11.43%
70.01-75	27.16%
75.01-80	31.34%
80.01-85	2.05%
85.01-90	6.53%
90.01-95	0.08%
95.01-100	0.00%
> 100%	0.00%
> 80%	8.66%
> 90%	0.08%

Average Seasoning	1.16
% > 3 months	0.19%
mortgage insurance if any	8.66%
MI providers	RMIC, PMI, UG
excess spread - ave 1st yr
DELINQUENCIES

Deal	DSLA 05-AR1
30-59 day past	0.09%